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                                                                     EXHIBIT 5.1


                       [KIRKLAND & ELLIS LLP LETTERHEAD]

May 6, 2004

Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032

Re:      Conseco, Inc.
         Registration Statement on Form S-1

Ladies and Gentlemen:

         We are acting as special counsel to Conseco, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 4,600,000 shares (the "Shares") of its Mandatorily Convertible Preferred Stock, Class B, par value $0.01 per share (the "Class B Preferred Stock"), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         In that connection, we have examined such corporate proceedings, documents, corporate records and matters of law as we have deemed necessary for the purposes of this opinion, including, among other things, the organizational documents of the Company and the Registration Statement and exhibits thereto. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company or certificates or comparable documents of public officials and officers and other representatives of the Company.

         Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

         (1) When the Registration Statement has become effective under the Act, the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Shares and when appropriate certificates representing the Shares are duly countersigned by the Company's transfer agent and registrar and delivered against payment of the agreed upon consideration therefor in accordance with the terms of the applicable underwriting agreement, the Shares, when issued, will be validly issued, fully paid and non-assessable.



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         (2) Assuming that the Registration Statement has become effective under the Act and that the Board of Directors of the Company has taken all necessary action to approve the issuance of the shares of common stock that may be issued upon conversion of the Shares and that there are a sufficient number of shares of common stock available for issuance under the Company's Certificate of Incorporation, the shares of common stock that may be issued upon conversion of the Shares, when issued and delivered upon such conversion in the manner provided in the Certificate of Designations relating to the Class B Preferred Stock, and when appropriate certificates representing such shares are duly countersigned by the Company's transfer agent and registrar, will be validly issued, fully paid and non-assessable.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Our advice on every legal issue in this letter is based exclusively on the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and reported judicial opinions interpreting such laws, and the federal laws of the United States, and represents our opinion as to how such issue would be resolved were it to be considered by the highest court in the jurisdiction that enacted such law. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                      Very truly yours,

                                         /s/  Kirkland & Ellis LLP
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                                              Kirkland & Ellis LLP